SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 16, 2006


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


       Pennsylvania                     0-27102                 23-2694937
       ------------                     -------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                 19047-1833
-----------------------------------------------                 ----------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities
   Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange
   Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement

On August 16, 2006, eGames, Inc. (the "Company ") and Lawrence F. Fanelle, the Company's Vice President of Operations, entered into a Separation Agreement and General Release of All Claims (the "Severance Agreement") in connection with the elimination of Mr. Fanelle's position at the Company.

Pursuant to the Severance Agreement, the Company agreed to pay Mr. Fanelle a lump sum of $79,180, less taxes required to be withheld by law, and pay $10,100 to an outplacement service for Mr. Fanelle. Additionally, under the terms of the Severance Agreement, 98,000 of Mr. Fanelle's outstanding stock options, with exercise prices ranging from $0.50 to $0.75, will continue to be exercisable in accordance with their terms, and Mr. Fanelle was permitted to keep a Company-owned desktop computer. Mr. Fanelle will also receive payments for his accrued but unpaid vacation.

The Severance Agreement also provides for a release of claims by Mr. Fanelle.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        eGames, Inc.


                                        By: /s/ Thomas W. Murphy
                                            --------------------------------
                                            Thomas W. Murphy, Vice President
                                            and Chief Financial Officer
Dated: August 18, 2006